UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 19, 2026

AB PRIVATE LENDING FUND
(Exact name of registrant as specified in its charter)

Delaware	814-01744	93-6555027
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
405 Colorado Street, Suite 1500
Austin, Texas 78701
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (512)
721-2900

Check the appropriate box below if the Form
8-K
is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule
12b-2
of the Securities Exchange Act of 1934 (17 CFR
§240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 – Unregistered Sale of Equity Securities.
As of March 2, 2026, AB Private Lending Fund (the “
Fund
”) sold unregistered Class I common shares of beneficial interest (with the final number of shares being determined on March 19, 2026) to feeder vehicles primarily created to hold the Fund’s Class I shares. The offer and sale of these Class I shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder (the “
Private Offering
”). The following table details the shares sold:

Date of Unregistered Sale	Amount of Class I shares	Consideration
As of March 2, 2026 (number of shares finalized on March 19, 2026)	56,332	$1,408,296.50
Item 7.01 – Regulation FD Disclosure.
March 202
6
 Distributions
On
March 19, 2026 the Fund declared regular distributions for each class of its common shares of beneficial interest (the “
Shares
”) in the amounts per share set forth below:

	Gross Distribution		Shareholder Servicing and/ or Distribution Fee		Net Distributions
Class I shares		$0.20		$0.00		$0.20
Class S shares	$	N/A	$	N/A	$	N/A
Class D shares	$	N/A	$	N/A	$	N/A
The distributions for each class of Shares are payable to shareholders of record as of the close of business on March 31, 2026 and will be paid on or about April 30, 2026.
These distributions will be paid in cash or reinvested in shares of the Fund’s Shares for shareholders participating in the Fund’s distribution reinvestment plan.
Item 8.01 – Other Events.
Net Asset Value
The net asset value (“
NAV
”) per share of each class of the Fund as of February 2
8
, 2026 as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV per Share as of February 2 8 , 2026
Class I shares	$25.00
Class S shares	—
Class D shares	—
As of February 2
8
, 2026, the Fund’s aggregate NAV was approximately $167.6 million, the fair value of its investment portfolio was approximately $360.6 million, and it had approximately $198.5 million of debt outstanding (at principal).
Status of Offering
The Fund is currently publicly offering on a continuous basis up to $1.0 billion in Shares (such offering, the “
Offering
”). Additionally, the Fund has sold unregistered Class I shares as part of the Private Offering. The following table lists the Shares issued and total consideration for both the Offering and the Private Offering as of the date of this filing, reflective of transfers between share classes. The table below does not include Shares sold through the Fund’s distribution reinvestment plan. The Fund intends to continue selling Shares in the Offering and the Private Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Offering:
Class I shares	—	—
Class S shares	—	—
Class D shares	—	—
Private Offering:
Class I shares	6,712,185	$168,399,353.21
Class S shares	—	—
Class D shares	—	—
Total Offering and Private Offering*	6,712,185	$168,399,353.21

*	Amounts may not sum due to rounding

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2026	AB PRIVATE LENDING FUND

	By:	/s/ Leon Hirth
Leon Hirth
Secretary